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                               FOURTH SHIFT CORPORATION
                  CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)





                                                          THREE MONTHS ENDED
                                                               MARCH 31
                                                          ------------------
                                                           1997        1996
                                                         --------    --------


Net Income (loss)                                         ($1,295)       $310
                                                         --------    --------
                                                         --------    --------

Weighted average number of common and common equivalent shares outstanding:

  Weighted average number of common shares outstanding      9,674       9,517

  Dilutive effect of stock options after application
    of the treasury stock method                                0         156


                                                         --------    --------
                                                            9,674       9,673
                                                         --------    --------
                                                         --------    --------

Net Income (loss) per common share                         ($0.13)      $0.03
                                                         --------    --------
                                                         --------    --------